Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of LZ Technology Holdings Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2024 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

LZ TECHNOLOGY HOLDINGS LIMITED

June 17, 2025	By:	/s/ Runzhe Zhang
	Name:	Runzhe Zhang
	Title:	Chief Executive Officer
(Principal Executive Officer)

June 17, 2025	By:	/s/ Weihua Chen
	Name:	Weihua Chen
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)